Exhibit 23

Consent of Independent Registered Public Accounting Firm

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-285041) and Form S-8 (Nos. 333-292644, 333-279075, 333-276396, 333-269133, 333-264689, 333-262017, 333-251981, 333-235833, 333-229121, 333-222399, 333-218366, 333-214951 and 333-206286) of Community Healthcare Trust Incorporated (the "Company") of our reports dated February 17, 2026, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of the Company's internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Nashville, Tennessee
February 17, 2026